YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ☐☐☐ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Big Cypress Acquisition Corp.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on XXXX XX, 202X.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend;
http://cstproxy.com/xxxxxxxxxx/20xx

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5, 6 and 7.

Please mark your votes like this **X**

1. Adopting the Agreement and Plan of Merger, dated as of June 21, 2021, as amended August 12, 2021, by and among SAB Biotherapeutics, Inc., BCYP and Big Cypress Merger Sub Inc. — FOR ☐ AGAINST ☐ ABSTAIN ☐

2. Adopting the amended and restate certificate of incorporation of BYCP. — FOR ☐ AGAINST ☐ ABSTAIN ☐

3. Approval of the issuance of more than 20% of the issued and outstanding shares of BCYP Common Stock in connection with the Business Combination Agreement for purposes of complying with NasdaQ Rules 5635(a), (b) and (d). — FOR ☐ AGAINST ☐ ABSTAIN ☐

4. Adopting the 2021 Incentive Proposal, including the authorization of the initial share reserve thereunder. — FOR ☐ AGAINST ☐ ABSTAIN ☐

5. Adopting the ESPP Proposal, including the authorization of the initial share reserve thereunder. — FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature____________________ Signature, if held jointly____________________ Date__________, 2021

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

6. Election of Directors

(1) William Polvino
(2) David Link
(3) Mervyn Turner
(4) Jeffrey G. Spragens
(5) Christine Hamilton
(6) Sam Reich
(7) Eddie J. Sullivan

FOR all Nominees Listed to the left	WITHHOLDING AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

7. Adjourning the Special Meeting to a later date or dates to permit further solicitation and vote of proxies if there are not sufficient votes to approve the Business Combination Proposal, the Charter Amendment Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the ESPP Proposal or the Director Election Proposal.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Shareholders

To view the Proxy Statement and to Attend the Special Meeting, please go to: http://www.cstproxy.com/xxxxxxxx/202x

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Big Cypress Acquisition Corp.

The undersigned appoints Samuel J. Reich and Ilan Katz, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Big Cypress Acquisition Corp. held of record by the undersigned at the close of business on XXXXX XX, 2021 at the Special Meeting of Stockholders of Big Cypress Acquisition Corp. to be held virtually on XXXXX XX, 2021, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, PROPOSAL 5, PROPOSAL 6 AND PROPOSAL 7, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)